                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         Sylvan Learning Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No filing fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

YOUR VOTE IS IMPORTANT. Please execute and return the enclosed proxy card promptly, whether or not you plan to attend the Sylvan Learning Systems, Inc. Annual Meeting.

                         SYLVAN LEARNING SYSTEMS, INC.

                                     LOGO

                         SYLVAN LEARNING SYSTEMS, INC.
                             1000 Lancaster Street
                           Baltimore, Maryland 21202

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 30, 1997

To the Stockholders of Sylvan Learning Systems, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders of Sylvan Learning Systems, Inc. ("Sylvan") will be held at the offices of the Company, 3rd floor Rotunda room, 1000 Lancaster Street, Baltimore, Maryland, on June 30, 1997 at 9:30 a.m. for the following purposes:

  I. To elect two (2) directors of the Company.

  II. To approve and ratify amendments to the 1993 Employee Stock Option Plan which increase the number of shares authorized for issuance upon exercise of options granted thereunder from 2,625,000 to 3,200,000 shares.

  III. To approve and ratify the adoption of the Sylvan Learning Systems, Inc. Employee Stock Purchase Plan.

  IV. To ratify the selection of Ernst & Young LLP as the independent auditors of Sylvan for the fiscal year ending December 31, 1997.

  V. To transact such other business as may properly come before the meeting.

  Accompanying this notice is a Proxy Card and Proxy Statement and a copy of Sylvan's Annual Report for the year ended December 31, 1996. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE PRIOR TO THE DATE OF THE ANNUAL MEETING. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. June 2, 1997, was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on June 2, 1997 will be entitled to vote at the Annual Meeting.

  You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your Proxy Card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Douglas L. Becker
                                          Secretary

Baltimore, Maryland
June 7, 1997

                         SYLVAN LEARNING SYSTEMS, INC.
                             1000 LANCASTER STREET
                           BALTIMORE, MARYLAND 21202
                                (410) 843-8000

                                PROXY STATEMENT

                                 INTRODUCTION

  This Proxy Statement and the accompanying proxy are furnished to stockholders of Sylvan Learning Systems, Inc. ("Sylvan") in connection with the solicitation of proxies by Sylvan's Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to: 1) elect two directors of the Company, 2) approve and ratify amendments to the 1993 Employee Stock Option Plan which increase the number of shares authorized for award thereunder from 2,625,000 to 3,200,000 shares (the "1993 Plan Amendments"), 3) approve and ratify the adoption of the Sylvan Learning Systems, Inc. Employee Stock Purchase Plan, 4) ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997 and 5) transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about June 7, 1997.

  The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on June 2, 1997 (the "Record Date"). On the Record Date, there were outstanding and entitled to vote 25,990,169 shares of Common Stock, par value $.01 per share (the "Sylvan Common Stock").

  The presence, in person or by proxy, of the holders of a majority of the shares of Sylvan Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of directors, each share of Sylvan Common Stock may be voted for as many individuals as there are directors to be elected. Votes may only be cast "FOR" the election of a director; cumulative voting is not permitted. Those individuals receiving the two highest number of votes "for" election to the Board of Director shall be considered duly elected. For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Sylvan Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote there at is required for approval of all matters (other than the election of directors) being submitted to the stockholders for their consideration. An automated system administered by Sylvan's transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine wether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

  The cost of soliciting proxies and preparing the proxy materials will be borne by Sylvan. In order to ensure that sufficient shares of Sylvan Common Stock are represented at the meeting to permit approval of the proposals outlined in the Proxy Statement, Sylvan has retained the services of D.F. King & Company, Inc. to assist in soliciting proxies for a fee of approximately $1,500.00 plus reimbursement for out-of-pocket expenses. In addition, Sylvan will require securities brokers, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. In addition to solicitation of proxies by D.F. King & Company, Inc., proxies may be solicited personally or by telephone or telegram by directors, officers and employees of Sylvan or its subsidiaries without additional compensation to them.

VOTING BY PROXY

  The Board of Directors has selected R. Christopher Hoehn-Saric and Douglas
L. Becker, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he has previously given a proxy.

  With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve and ratify the 1993 Plan Amendments, the adoption of the Employee Stock Purchase Plan, and the appointment of Ernst & Young LLP as Sylvan's independent auditors for the fiscal year ending December 31, 1997, stockholders may (i) vote "for", (ii) vote "against" or (iii) abstain from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS AND TO APPROVE AND RATIFY THE 1993 PLAN AMENDMENTS, THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN, AND THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment

  Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the Annual Meeting.

I. ELECTION OF SYLVAN DIRECTORS

  The Board of Directors is comprised of nine (9) persons separated into three
(3) classes, with each class serving a three year term. Three (3) directors serve in Class I and are subject to re-election for a three year term beginning at the Annual Meeting. Three (3) directors serve in Class II and are subject to re-election for a three year term beginning at the 1998 Annual Meeting. Three (3) directors serve in Class III and are subject to re-election for a three year term beginning at the 1999 Annual Meeting. There is currently one vacancy in Class I, resulting from the resignation of Patrick Hopf effective March 24, 1997, whose term would have expired at the Annual Meeting. Mr. Hopf had served on the Board since March 1993, when Mr. Hopf's principal, St. Paul Fire and Marine Insurance Company, invested in the Company. By early 1997, St. Paul had sold the substantial part of its interest in the Company, and in keeping with St. Paul's policy, Mr. Hopf resigned from the Board. There is also one vacancy in Class II, resulting from the resignation of G. Cook Jordan, Jr. effective October 10, 1996, whose term would have expired at the 1998 Annual Meeting. Mr. Jordan had served on the Board since August 1993, representing the interests of Allstate Insurance Company, a shareholder in the Company. In late 1996, Mr. Jordan resigned his position with Allstate and left the Board.

  Two (2) Class I directors are to be elected at the Annual Meeting to serve until the 2000 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The Board of Directors intends to fill the vacancies in Class I and Class II with suitable candidates prior to the 1998 Annual Meeting, at which time, the stockholders will be asked to vote on the election of each such individual. The Board of Directors has nominated the two persons named below to serve as Class I directors for the term indicated. Both nominees are currently members of the Board. All current directors were elected to the Board by the stockholders. Each of the nominees has consented to serve on the Board of Directors through the 2000 Annual Meeting of Stockholders or until his successor is duly elected and qualified. If either of the nominees should be unable to serve for any reason (which Management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominee (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution amending the By-laws of the Company, provide for a lesser member of directors.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS NOMINEES FOR
                                  DIRECTORS.

INFORMATION CONCERNING NOMINEES

  The following table presents information concerning persons nominated by the Board of Directors for election at the Annual Meeting as Class I directors of the Company. Data with respect to the number of shares of the Sylvan Common Stock beneficially owned by each of the nominees, directly or indirectly, as of April 11, 1997, appear on page 12 of this Proxy Statement.

                                                              PRINCIPAL OCCUPATION,
                                       NOMINATED FOR           DIRECTORSHIPS WITH
NAME AND AGE            DIRECTOR SINCE TERM EXPIRING  PUBLIC COMPANIES AND OTHER INFORMATION
------------            -------------- ------------- ---------------------------------------
J. Phillip Samper (62)      March         2000        Mr. Samper has been a Director of
                            1993          Annual      Sylvan since 1993. Mr. Samper
                                          Meeting     currently serves as Chief Executive
                                                      Officer and Chairman of the Board of
                                                      Cray Research, Inc. Mr. Samper
                                                      served as President of Sun
                                                      Microsystems, Inc. from 1994 to
                                                      1995, and as President and Chief
                                                      Executive Officer of Kinder-Care
                                                      Learning Centers, Inc. during 1990
                                                      and as Vice Chairman of Eastman
                                                      Kodak Company from 1986 to 1989. Mr.
                                                      Samper is also a director of
                                                      Armstrong World Industries, Inc. and
                                                      the Interpublic Group of Companies.

INFORMATION CONCERNING REMAINING DIRECTORS

                                                      PRINCIPAL OCCUPATION, DIRECTORSHIPS WITH
NAME AND AGE             DIRECTOR SINCE TERM EXPIRES  PUBLIC COMPANIES AND OTHER INFORMATION
------------             -------------- ------------ -----------------------------------------
R. William Pollock (68)     December      2000        Mr. Pollock has been a Director of
                            1995          Annual      the Company since December 1995. Mr.
                                          Meeting     Pollock serves as the Chairman of
                                                      the Board of Drake Holdings Limited,
                                                      a company which owns interests in
                                                      various businesses throughout the
                                                      world and also serves as a director
                                                      of Medox Limited.

Douglas L. Becker (31)      December      1998        Mr. Becker has been President of
                            1986          Annual      Sylvan since April 1993. From
                                          Meeting     February 1991 until April 1993, Mr.
                                                      Becker was the Chief Executive
                                                      Officer of the Sylvan Learning
                                                      Center Division of Sylvan. He has
                                                      been a Director of Sylvan since
                                                      1986. Mr. Becker was a co-founder of
                                                      Health Management Corporation and is
                                                      a co-founder of Sterling Capital,
                                                      Ltd. ("Sterling"), the investment
                                                      partnership that led the acquisition
                                                      of KEE Incorporated (the Predecessor
                                                      of Sylvan) in December 1986. From
                                                      January 1987 to February 1991, Mr.
                                                      Becker directed KEE's marketing and
                                                      sales.

James H. McGuire (53)       December      1998        Mr. McGuire has been a Director of
                            1995          Annual      the Company since December 1995. Mr.
                                          Meeting     McGuire serves as President of NJK
                                                      Holding Company, which controls the
                                                      interests of Nasser J. Kazeminy (one
                                                      of the prior owners of Drake
                                                      Prometric, L.P., now owned by the
                                                      Company) in various businesses
                                                      throughout the country. Mr. McGuire
                                                      also serves as a director of Green
                                                      Isle Environmental Services, Inc.

R. Christopher Hoehn-       December      1999        Mr. Hoehn-Saric has served as Chief
 Saric (34)                 1986          Annual      Executive Officer since April 1993
                                          Meeting     and was President of Sylvan from
                                                      1988 until 1993. He has been a
                                                      Director of Sylvan since 1986. He is
                                                      a principal in Sterling and was a
                                                      co-founder of Health Management
                                                      Corporation, a health services
                                                      company. Before becoming Sylvan's
                                                      President, Mr. Hoehn-Saric was
                                                      involved in Sterling's acquisition
                                                      of several distribution,
                                                      broadcasting and photography
                                                      businesses.

Nancy A. Cole (54)          May           1999        Ms. Cole has been employed by
                            1996          Annual      Educational Testing Service ("ETS")
                                          Meeting     since 1989, serving as President
                                                      since 1994 and previously as
                                                      Executive Vice President overseeing
                                                      the program administration process
                                                      for ETS. Ms. Cole currently is on

                                                              PRINCIPAL OCCUPATION,
                                                               DIRECTORSHIPS WITH
NAME AND AGE             DIRECTOR SINCE TERM EXPIRES  PUBLIC COMPANIES AND OTHER INFORMATION
------------             -------------- ------------ ---------------------------------------
                                                      the ETS Board of Trustees. Prior to
                                                      joining ETS, Ms. Cole served for
                                                      four years as Dean of Education and
                                                      Professor at the University of
                                                      Illinois at Urbana-Champaign. Ms.
                                                      Cole's background includes
                                                      previously serving as a member of
                                                      the Graduate Record Examination
                                                      Board and as a member of the College
                                                      Board's SAT committee.
Donald V. Berlanti (59)     February      1999        Mr. Berlanti has been a Director of
                            1987          Annual      Sylvan since 1987. Since 1975, Mr.
                                          Meeting     Berlanti has been involved in the
                                                      ownership and management of several
                                                      businesses, including radio
                                                      stations, a chain of convenience and
                                                      greeting card stores and real estate
                                                      development companies. Mr. Berlanti
                                                      is the sole general partner of
                                                      Quince Associates Limited
                                                      Partnership, a stockholder of
                                                      Sylvan.

INFORMATION REGARDING THE SYLVAN BOARD, COMMITTEES AND REMUNERATION

  During calendar year 1996, there were seven meetings of the Board of Directors of Sylvan. Each director attended at least 80% of the combined total number of meetings of the Board and Board committees of which he was a member except for Patrick Hopf who attended four of the seven meetings, G. Cook Jordan, Jr. who attended three of the six meetings held prior to his resignation, and Nancy Cole who attended two of the four meetings held following her election to the Board in May, 1996. The Sylvan Board has an Audit Committee and a Compensation Committee.

  The Audit Committee meets with Sylvan's independent accountants to review whether satisfactory accounting procedures are being followed by Sylvan and whether its internal accounting controls are adequate, to monitor non-audit services performed by the independent accountants and review fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. During 1996, non-employee directors, Richard P. Campbell, Jr., G. Cook Jordan, Jr. and Patrick
A. Hopf, were the members of the Audit Committee. Messrs. Samper and McGuire replaced Messrs. Campbell and Jordan upon their resignations from the Sylvan Board during 1996. There were three meetings of the Committee during fiscal year 1996.

  The Compensation Committee establishes the compensation for executive officers of Sylvan and generally reviews benefits and compensation for all officers and employees. It also administers Sylvan's stock option plans. During 1996, non-employee directors, Richard P. Campbell, Jr., J. Phillip Samper, and Donald V. Berlanti, were the members of the Compensation Committee, which met on two occasions. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission
(SEC) is included in this Joint Proxy Statement/Prospectus.

  Directors who are not employees of Sylvan receive options to purchase common stock of the Company under the 1993 Director Stock Option Plan. Otherwise, directors do not receive compensation for service on the Sylvan Board or any committee thereof, but are reimbursed for their out-of-pocket expenses in connection with attending meetings. Under the 1993 Director Stock Option Plan, each non-employee director, upon appointment, election, or re-election to the Sylvan Board, and who continues to serve on the Sylvan Board as of the date of an annual meeting at which directors are elected or re-elected, is granted an option to purchase 11,250 shares of Sylvan Common Stock at an exercise price equal to the fair market value of the stock on the date of the grant. In

1996, no options were granted under this plan, and no options are available for grant. No director shall receive an option to purchase more than 11,250 shares in any calendar year, and no director shall be granted options to purchase more than 33,750 shares in total under the plan.

  All officers have made timely filings of all change in beneficial ownership declarations required by the SEC during the year ended December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  None of the directors serving on the Compensation Committee are employees of Sylvan, and neither the Chief Executive Officer nor any of the named Executive Officers have served on the Compensation Committee. No director or executive officer of Sylvan is a director or executive officer of any other corporation that has a director or executive officer who is also a director or board committee member of Sylvan.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Compensation of Executive Officers. The following table shows for the years ended December 31, 1996, 1995 and 1994, compensation paid by Sylvan, including salary, bonuses, stock options, and certain other compensation, to its Co-Chief Executive Officers and each of its four other most highly compensated executive officers at December 31, 1996 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM        ALL
                                                                COMPENSATION     OTHER
                                  ANNUAL COMPENSATION              AWARDS     COMPENSATION
                         -------------------------------------- ------------  ------------
       NAME AND          YEAR SALARY   BONUS    OTHER ANNUAL
  PRINCIPAL POSITION      $      $       $    $ COMPENSATION(1)  OPTIONS(#)
  ------------------     ---- ------- ------- ----------------- ------------
R. Christopher Hoehn-
 Saric,................. 1996 225,000 112,500       6,600             --          --
 Chairman of the Board
  and                    1995 200,000 112,500       6,600         465,000(3)      --
 Co-Chief Executive
  Officer                1994 200,000  90,400       5,500          70,500         --
Douglas L. Becker,...... 1996 225,000 112,500       6,600             --          --
 President, Co-Chief
  Executive              1995 200,000 112,500       6,600         465,000(3)      --
 Officer and Director    1994 200,000  90,400       5,500          70,500         --
B. Lee McGee, .......... 1996 150,000  75,000       6,600             --          --
 Senior Vice President
  and                    1995 120,000  75,000       6,600         105,000(3)      --
 Chief Financial Officer 1994 120,000  62,640       6,600          22,500         --
Steven Hoffman,......... 1996  57,211  58,000      15,058         112,500         --
 President--             1995     --      --          --              --          --
 Sylvan Prometric
  Division(2)            1994     --      --          --              --          --
Peter Cohen, ........... 1996  64,211  28,000       6,540         112,500         --
 President--             1995     --      --          --              --          --
 Learning Services
  Division(2)            1994     --      --          --              --          --
Paula Singer,........... 1996 115,209  40,350       6,600          18,750         --
 President--Contract     1995  96,875   5,704       6,600             --          --
 Educational Services
  Division               1994  92,000   6,900       6,600             --          --

--------
(1) The amounts in this column represent automobile allowances and moving expense reimbursement for Messrs. Hoffman and Cohen.
(2) Mr. Hoffman was hired on September 16, 1996. Mr. Cohen was hired on August 22, 1996.
(3) These options were granted in early 1996 as part of the Named Executive Officer's 1995 compensation package.

  Option Grants in Last Fiscal Year. The following table sets forth certain information relating to options granted to the Named Executive Officers to purchase shares of Sylvan Common Stock during 1996.

                               INDIVIDUAL GRANTS

                                                                               POTENTIAL REALIZED VALUE AT
                                  PERCENT OF                                  ASSUMED ANNUAL RATES OF STOCK
                                 TOTAL OPTIONS                                PRICE APPRECIATION FOR OPTION
                                  GRANTED TO   EXERCISE OR                                 TERM
                         OPTIONS EMPLOYEES IN  BASE PRICE      EXPIRATION     ---------------------------------
     NAME                GRANTED  FISCAL YEAR   PER SHARE         DATE              5%                10%
     ----                ------- ------------- ----------- ------------------ --------------    ---------------
R. Christopher Hoehn-
 Saric.................. 465,000       25%       $20.33    March 29, 2006     $    5,947,350(1)     $15,066,000(1)
Douglas L. Becker....... 465,000       25%       $20.33    March 29, 2006     $    5,947,350(1)     $15,066,000(1)
B. Lee McGee............ 105,000        6%       $20.33    March 29, 2006     $    1,342,950(1) $     3,402,000(1)
Steven Hoffman.......... 112,500        6%       $24.00    September 16, 2002 $      918,000(2) $     2,083,500(2)
Peter Cohen............. 112,500        6%       $24.00    August 22, 2002    $      918,000(2) $     2,083,500(2)
Paula Singer............  18,750        1%       $25.13    December 18, 2002  $      160,313(3) $       363,563(3)

--------
  (1) The assumed annual rates of appreciation of five and ten percent would result in the price of Sylvan's stock increasing to $33.12 and $52.73, respectively. The options expire ten years from date of grant.
  (2) The assumed annual rates of appreciation of five and ten percent would result in the price of Sylvan's stock increasing to $32.16 and $42.52, respectively. The options expire six years from date of grant.
  (3) The assumed annual rates of appreciation of five and ten percent would result in the price of Sylvan's stock increasing to $33.68 and $44.52, respectively. The options expire six years from date of grant.

  Over the last two years, the market price of Sylvan's stock has increased at a compounded annual rate of 48.54%.

  The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential gains to optionees are mandated by the rules of the Securities and Exchange Commission.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 1996, for the Named Executive Officers. Value is considered to be, in the case of exercised options, the difference between exercise price and market price on the date of exercise, and, in the case of unexercised options and exercisable options, the difference between exercise price and market price at December 31, 1996.

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING         VALUE OF UNEXERCISED
                         SHARES ACQUIRED  VALUE   EXERCISABLE/UNEXERCISABLE IN-THE-MONEY OPTIONS
         NAME             UPON EXERCISE  REALIZED  OPTIONS AT YEAR-END(1)      AT YEAR-END(1)
         ----            --------------- -------- ------------------------- --------------------
R. Christopher Hoehn-
 Saric..................         0         --              504,095(E)           $10,229,288(E)
                                                           570,000(U)           $ 7,186,800(U)
Douglas L. Becker.......         0         --              504,095(E)           $10,229,288(E)
                                                           570,000(U)           $ 7,186,800(U)
B. Lee McGee............         0         --               69,450(E)           $ 1,254,471(E)
                                                           112,500(U)           $ 1,259,100(U)
Steven Hoffman..........         0         --                  -- (E)                   -- (E)
                                                           112,500(U)           $   412,875(U)
Peter Cohen.............         0         --                  -- (E)                   -- (E)
                                                           112,500(U)           $   506,250(U)
Paula Singer............         0         --               28,500(E)           $   663,480(E)
                                                            41,250(U)           $   586,988(U)

--------
  (1) (E) = Exercisable; (U) = Unexercisable.

COMPENSATION COMMITTEE REPORT

  Introduction. The Compensation Committee consists of three outside directors, none of whom has ever been an officer or employee of the Company. The function of the Compensation Committee is to recommend to the Board of Directors policies regarding the Company's compensation of, and to recommend specific compensation for, the Company's executive officers. The Compensation Committee's responsibilities also include administering the Company's stock option plans and making decisions regarding option grants to officers and other key employees. The Committee also periodically reviews the Company's employee benefit plans that are intended to qualify under Section 401 of the Internal Revenue Code to determine whether any changes to those plans may be appropriate. The Compensation Committee meets at least once a year to review management performance and compensation and to recommend to the Board bonuses and option grants for current personnel. The Compensation Committee also meets on an as-needed basis to recommend compensation for newly created or expanded executive positions.

  In February 1996, the Committee engaged an independent management consulting firm to review the compensation of the Company's Co-CEOs and to advise the Committee as to the appropriate level of base salary, short term and long term incentive compensation, based on comparable public companies' plans and the consultants' experience in assisting public companies to establish management compensation plans.

  Compensation Philosophy and Approach. The principal elements of the Company's Executive Compensation Program consist of both annual and long-term compensation, including base salary and annual incentive cash bonuses and, at appropriate times, long-term incentive compensation in the form of stock options. The Committee has put primary emphasis on long-term incentive stock options based upon their belief that the Co-CEOs should have a significant portion of their compensation contingent upon increases in the market price of the Company's Common Stock. Aided by the review by the management consulting firm, the Compensation Committee continues to believe that this approach and philosophy is appropriate.

  Base Salaries. The Company's executive officer base salary levels are submitted for approval by the Board based on the Compensation Committee recommendations. In establishing compensation for the Company's executive officers, the Compensation Committee utilized recommendations of the management consulting firm. Based on the management consulting firm's analysis of executive compensation the salaries of the Co-CEOs was $250,000 in 1996.

  Annual Incentive Cash Bonus. In addition to base salaries, executive officers of the Company are eligible to receive annual cash bonuses, at the discretion of the Board of Directors. Cash bonuses are determined on the basis of (a) the overall financial performance of the Company, and (b) annual personal performance objectives for each officer, established by the Compensation Committee at the beginning of the year.

  Long-term Incentive Stock Options. Options are granted to executive officers and other key employees whom the Compensation Committee determines to be essential to the future growth and profitability of the Company. Based upon performance criteria similar to those applicable to the cash bonus payment, the Compensation Committee determines the employees to whom options will be granted, the number of shares covered by each grant, the exercise price and vesting period for each grant. The Compensation Committee typically grants stock options with relatively long vesting periods, creating strong incentives for recipients of stock option grants to remain in the employ of the Company.

  Messrs. Hoehn-Saric and Becker, the Co-Chief Executive Officers and Mr. McGee, the Chief Financial Officer, had been entitled to annual stock option grants under the Company's 1993 Management Stock Option Plan based on the Company's performance as compared to profitability targets established by the Compensation Committee. In 1996, the 1993 Management Stock Option Plan was discontinued, and in 1996 Messrs. Hoehn-Saric, Becker and McGee received grants from the stockholder-approved 1996 Senior Management Stock Option Plan. No additional options have been granted from this plan to date.

  Equity Position in Caliber Learning Network, Inc. In July of 1996 the Board of Directors approved the formation of an entity to pursue an opportunity identified by Senior Management for establishing an international distribution network of adult professional education services. The Board considered many options for how to best structure the entity needed to pursue this opportunity. Aided by the review of the independent management consulting firm of the Co-CEOs' compensation it was concluded that the Co-CEOs receive an equity ownership of 35% (17.5% each) of the entity as part of their overall compensation package. Subsequently, the Board and Co-CEOs concluded that securing a strategic partner for pursuing this opportunity was critical. In October 1996, Caliber Learning Network, Inc. was established with MCI as the strategic partner and investor. The Co-CEOs' equity ownership was diluted based on MCI's investment to 28% (14% each) in October 1996. Messrs. Becker and Hoehn-Saric receive no additional compensation as members of Caliber's board or for their executive position in Caliber.

  Co-CEOs' and President's Compensation. Mr. Hoehn-Saric has served as Chief Executive Officer and Chairman of the Board since April 1993, and served as President from 1988 to 1993. Mr. Becker has served as President of the Company since April 1993, and served as CEO of the Sylvan Learning Center division of the Company from February 1991 to April 1993. In December 1995, Mr. Becker was named Co-Chief Executive Officer of the Company and continues to serve as President of the Company.

  Messrs. Becker and Hoehn-Saric executed employment agreements in 1996 with initial terms ending December 31, 1998.

  Messrs. Hoehn-Saric and Becker, the Co-Chief Executive Officers, may earn incentive cash bonuses based on the Company's actual annual financial performance as compared to the annual operating budget and the accomplishment of specific objectives established at the beginning of the year by the Compensation Committee. Financial performance accounts for 80% of the potential bonus and the remaining 20% is based on the subjective determination by the Committee as to accomplishment of the specific objectives. A financial performance bonus may be paid if at least 80% of the financial performance objectives are achieved but is reduced from the target bonus amount by a formula based on the percentage of the financial performance objectives that are actually achieved. A bonus of up to 150% of the target bonus amount can be earned if actual financial performance results were 200% of the objectives.

  In April 1997, the Compensation Committee recommended, and the Board of Directors approved, cash bonuses for Messrs. Hoehn-Saric and Becker of $112,500 each. These bonuses were based on financial performance and accomplishment of specific objectives in 1996 as described above.

                                          Mr. J. Phillip Samper
                                          Mr. Donald V. Berlanti--Chairman

STOCK PERFORMANCE TABLE
  Sylvan is required to provide a five-year comparison of the cumulative total stockholder return on the Sylvan Common Stock, with that of a broad equity market index and either a published industry index, or a Sylvan-constructed peer group index.

  The following chart compares the cumulative total stockholder return on the Sylvan Common Stock during the period beginning December 9, 1993, (the date of Sylvan's initial public offering) and ending December 31, 1996, with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies), and a Sylvan constructed peer group index. The issuers included in this index are Education Alternatives Inc. (EAIN), National Education Corporation (NEC), Berlitz International (BTZ), and Devry, Inc.
(DVRV). The comparison assumes $100 was invested on December 9, 1993, in the Sylvan Common Stock and in each of the foregoing indices. It also assumes any reinvestment of any dividends.

  Sylvan does not make, nor does it endorse, any predictions as to future stock performance.

                COMPARISON OF 36 MONTH CUMULATIVE TOTAL RETURN*
     AMONG SYLVAN LEARNING SYSTEMS, INC., THE NASDAQ STOCK MARKET-US INDEX
                               AND A PEER GROUP


                       [PERFORMANCE GRAPH APPEARS HERE]

                                 Sylvan
Measurement Period              Learning         Peer        NASDAQ
(Fiscal Year Covered)         Systems, Inc.      Group      Market-US
---------------------        ---------------   ---------    ---------
Measurement Pt-12/08/1993    $100.00           $100.00      $100.00
FYE 12/1993                  $117.00           $ 99.00      $102.00
FYE 12/1994                  $168.00           $ 78.00      $100.00
FYE 12/1995                  $253.00           $113.00      $141.00
FYE 12/1996                  $364.00           $187.00      $173.00


* $100 INVESTED ON 12/08/93 IN STOCK OR INDEX - INCLUDING INVESTMENT OF
  DIVIDENDS.
  FISCAL YEAR SHOWS DECEMBER 31.

SYLVAN MANAGEMENT

  Executive Officers and Directors. The executive officers and directors of Sylvan are:

          NAME           AGE                          POSITION
          ----           ---                          --------
R. Christopher Hoehn-
 Saric..................  34 Co-Chief Executive Officer and Chairman of the Sylvan Board
Douglas L. Becker.......  31 Co-Chief Executive Officer, President; Secretary; Director
B. Lee McGee............  41 Vice President and Chief Financial Officer; Treasurer
Steve Hoffman...........  44 President--Sylvan Prometric Division
Peter Cohen.............  42 President--Learning Services Division
Paula Singer............  42 President--Contract Educational Services Division
Donald V.
 Berlanti(1)(2).........  59 Director
Nancy A. Cole...........  54 Director
J. Phillip Samper(2)....  62 Director
James H. McGuire(1).....  53 Director
R. William Pollock......  68 Director

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

  Information relating to Sylvan's executive officers (other than Messrs. Hoehn-Saric and Becker) is set forth below. See "Information Concerning Nominees" and "Information Concerning Remaining Directors" above for information relating to Messrs. Hoehn-Saric and Becker and the other Sylvan directors.

  B. Lee McGee. Mr. McGee has been Chief Financial Officer of Sylvan or its predecessor entities since 1987. Prior to that time, he held various positions with Kinder-Care Learning Centers, Inc.

  Paula Singer. Ms. Singer has been the President of the Contract Educational Services Division since November 1996. Previously she served as Vice President of the Division since 1993. Prior to joining Sylvan, Ms. Singer held positions as General Manager of American Learning, Inc. and Vice President Learning Corporation.

  Steven Hoffman. Mr. Hoffman has been the President of Sylvan Prometric since September 1996. Prior to joining Sylvan, Mr. Hoffman was the Vice President of Operations for the Computer Task Group, a consulting and outsourcing firm serving the IT industry. Prior to that he held various positions for International Business Machines, Corp.

  Peter Cohen. Mr. Cohen has been the President of the Learning Services Division since September, 1996. Prior to joining Sylvan, he was the CEO of The Pet Practice, an 85 hospital veterinary business. He also served as Vice President of Sales for National Media Corporation and Senior Vice President of Corporate Operations for Nutri system Weight Loss Centers.

  There are no family relationships among any of the executive officers or Directors of Sylvan. Executive officers of Sylvan are elected by the Sylvan Board on an annual basis and serve at the discretion of the Sylvan Board.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of Sylvan Common Stock as of June 2, 1997 by (i) each person who owns beneficially more than 5% of Sylvan Common Stock, (ii) each of the director nominees and directors of Sylvan, (iii) the Co-Chief Executive Officers and each of the Named Executive Officers, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

                                                          BENEFICIALLY OWNED
                                                          ---------------------
NAME                                                        NUMBER    PERCENT
----                                                      ----------- ---------
Donald V. Berlanti(1)....................................   1,435,319     5.5%
Douglas L. Becker(2)(3)(4)...............................   1,885,060     7.0%
R. Christopher Hoehn-Saric(2)(3)(4)......................   1,892,437     7.0%
R. William Pollock(5)....................................   3,485,715    13.4%
Nasser J. Kazeminy(6)....................................   2,223,776     8.6%
J. Phillip Samper........................................      41,536       *
Nancy A. Cole(7).........................................         --        *
James H. McGuire.........................................         --        *
B. Lee McGee(2)..........................................     181,950       *
Steven Hoffman(2)........................................     120,700       *
Paula Singer(2)..........................................      69,750       *
Peter Cohen(2)...........................................     112,500       *
T. Rowe Price(8).........................................   1,365,751     5.3%
Denver Investment Partners(9)............................   1,738,949     6.7%
All directors and executive officers as a group (11
 persons)................................................   8,398,596    29.2%

--------
* Represents beneficial ownership of not more than one percent of the outstanding Sylvan Common Stock.
(1) The address of this holder is 145 Barranca Road, Santa Fe, New Mexico 87501. Includes shares held by Quince Associates Limited Partnership, of which Mr. Berlanti is sole general partner, and shares held by trusts for the benefit of Mr. Berlanti's children for which Mr. Berlanti serves as trustee. Includes options and warrants to purchase 189,542 shares. Also included are shares held by trusts for the benefit of Richard and Don Berlanti's children for which Richard Berlanti, Don Berlanti's brother, is trustee.
(2) The address of Ms. Singer and Messrs. Becker, Hoehn-Saric, McGee, Hoffman and Cohen is 1000 Lancaster Street, Baltimore, Maryland 21202.
(3) Includes options and warrants to purchase 1,024,095 shares.
(4) Includes the 511,457 shares issued to Messrs. Kazeminy and Pollock in connection with Sylvan's acquisition of Drake Prometric, L.P. in December 1995 and subject to a Voting Trust Agreement pursuant to which Messrs. Becker and Hoehn-Saric are voting trustees.
(5) Includes 314,914 of the shares subject to the Voting Trust Agreement (see note 4 above).
(6) Includes 196,543 of the shares subject to the Voting Trust Agreement (see note 4 above).
(7) Ms. Cole is the President of ETS and serves on its Board of Trustees. ETS owns 425,810 shares of stock in the Company, as to which Ms. Cole disclaims beneficial ownership.
(8) T. Rowe Price exercises sole voting and investment power over 198,901 of the 1,365,751 shares held. The address of this holder is 100 E. Pratt Street, Baltimore, MD 21202.
(9) Denver Investment Advisers LLC exercises sole voting and investment power over 1,098,250 of the 1,738,949 shares held. The address of this holder is 1225 17th Street, 26th Floor, Denver, Colorado, 80202

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Ms. Nancy Cole, director, is the President of Educational Testing Service and serves on its Board of Trustees. Educational Testing Service owns 425,810 shares of stock in Sylvan Learning Systems, Inc. In the ordinary course of its business, the Company entered into both a domestic and international contract with Educational Testing Service for the delivery of testing domestically and delivery and development of a testing network internationally. The Company generated $19.6 million, $17.3 million and $10.3 million revenues in calendar year 1996, 1995, and 1994 respectively, from these ETS contracts.

  In July, 1996 the Board of Directors approved the formation of an entity to pursue an opportunity identified by Senior Management for establishing an international distribution network of adult professional education services. The Board considered many options for how best to structure the entity needed to pursue this opportunity. Aided by the review of the Co-Chief Executive Officers' compensation by an independent management consulting firm, it was concluded that the Co-Chief Executive Officers should receive an equity ownership of 35% (17.5% each) of the entity as part of their overall compensation package. Subsequently, the Board and Co-Chief Executive Officers concluded that securing a strategic partner for pursuing this opportunity was critical. In October 1996, Caliber Learning Network, Inc. was established with MCI as the strategic partner and investor. The Co-Chief Executive Officers' equity ownership was diluted based on MCI's investment to 28% (14% each) in October 1996. Messrs. Becker and Hoehn-Saric receive no additional compensation as members of Caliber's Board of Directors or for their executive positions in Caliber.

II. 1993 PLAN AMENDMENTS

  After the 1996 Annual Meeting, the Sylvan Board of Directors, pursuant to the recommendation of its Compensation Committee, amended the 1993 Employee Stock Option Plan (the "1993 Plan") on June 13, 1996 September 27, 1996, and March 6, 1997 to increase the number of shares of Common Stock available for award thereunder by 150,000, 225,000, and 200,000 shares, respectively (collectively, the "1993 Plan Amendments"). Before these three amendments, the total number of shares for award thereunder authorized under the 1993 Plan was 2,625,000 shares and, upon approval of the 1993 Plan Amendments, will be 3,200,000 shares. As of the Sylvan Record Date, options to purchase 3,115,270 shares were outstanding under the 1993 Plan at a weighted average exercise price of $15.59 per share. The Compensation Committee recommended the increases for the primary purpose of rewarding key employees for past performance and giving key employees, including those joining Sylvan as new hires as a result of acquisitions, or otherwise, incentive to perform at a high standard in the future.

  All full-time employees, including executive officers, of Sylvan are eligible to participate in the 1993 Plan. The Compensation Committee determines which of the eligible employees should receive options and, in the Committee's discretion associated stock appreciation rights, under the 1993 Plan based on certain performance criteria determined by the Compensation Committee. In addition, the Compensation Committee determines the type of option (incentive or non-qualified, or both) to be granted, the number of shares subject to each option, the rate of option exercisability and, subject to certain provisions, the option price and duration of the option. The per share exercise price for options granted under the 1993 Plan must be equal to at least 100% of the per share fair market value of the Common Stock underlying the options on the date of grant. The options granted under the 1993 Plan can be exercised through payment of cash, or by a cashless exercise or a combination of both. On the Sylvan Record Date, the aggregate market value of the 3,115,270 shares of Common Stock underlying outstanding options on that date under the 1993 Plan was $112,150,000.

  On the Sylvan Record Date, employees who were not executive officers of Sylvan held 1,871,670 of the 3,115,270 options outstanding at that date under the 1993 Plan, with executive officers holding the remaining options outstanding on that date.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
           THE APPROVAL AND RATIFICATION OF THE 1993 PLAN AMENDMENT

III. APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors adopted the Sylvan Learning Systems, Inc. Employee Stock Purchase Plan (the "Purchase Plan") on December 18, 1996. The Purchase Plan became effective March 1, 1997, subject to the approval of the Company's stockholders. The Purchase Plan is an employee benefit plan that offers eligible employees the opportunity to purchase shares of Common Stock through regular payroll deduction. The Purchase Plan is intended to encourage all Company employees to acquire an equity interest in the Company in order to share in the Company's future growth and continued success. Funds received under the Purchase Plan may be used for any general corporate purpose. The following summary description of the Purchase Plan is a fair and complete summary of the Purchase Plan; however, it is qualified in its entirety by referenmce to the full text of the Purchase Plan, which is attached to this Proxy Statement as Exhibit A.

GENERAL

  Eligibility; Available Shares; Administrattion; Amendment and
Termination. All employees who have been employed by the Company for at least six months on the first day of the offering period are eligible to participate in the Purchase Plan except employees who are owners of more than 5% of the total combined voting power of all classes of stock of the Company. As of the Record Date, there were approximately 2,200 employees eligible to participate in the Purchase Plan. The Purchase Plan authorizes the issuance of up to 50,000 shares of Common Stock. However, the number of shares issuable under the Purchase Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes affecting the Company's Common Stock. On the Record Date, the market value of a share of Common Stock was $36.00. The Purchase Plan operates pursuant to procedures and guidelines set forth in the Purchase Plan itself. The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board. The Board of Directors may, at its discretion, terminate the Purchase Plan or amend it in any respect, except that (a) no amendment may cause the Purchase Plan to fail to comply with Code section 423; and (b) if stockholder approval of any such amendment is required by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), the amendment will become effective only upon obtaining such approval.

STOCK PURCHASES UNDER THE PURCHASE PLAN

  Payroll Deduction. At least 14 days prior to the beginning of an offering period, each eligible employee may elect to purchase shares of Common Stock by completing a payroll deduction authorization form. Beginning on the offering commencement date, deductions shall be made from the pay of each eligible employee who has completed a payroll deduction authorization form in the amount specified on such employee's form and that amount shall be allocated to each such participating employee's account. On the last day of each offering period, the aggregate amount allocated to each such employee's account shall be used to purchase shares of Common Stock from the Company. The price for each share of Common Stock purchased under the Plan will be the lesser of 85% of the closing price of the Common Stock on the (i) first trading day or (ii) last trading day of the offering period.

  Offering Periods. The offering period begins on the first trading date of March every year and ends on the last trading date of February in the following year. However, there is a special offering period for employees who first become eligible to participate in the Purchase Plan after the March offering period commencement date but prior to the first trading date in September of that year. The special offering period begins on the first trading date of September of that year and ends on the last trading date of August of the following year.

  Limitation on Amount of Shares Purchased. No employee may purchase in one calendar year shares of Common Stock having an aggregate fair market value in excess of $25,000.

  Termination of Employment. If an employee terminates employment for any reason, retires, or dies during an offering period, no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee, or in the event of the employee's death, to the employee's properly designated beneficiary. In the absence of a designated beneficiary, the employee's payroll deduction account will be paid to the executor or administrator of the employee's estate, or to such other person(s) as may be designated by the Company in accordance with the terms of the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The Purchase Plan is intended to qualify as an "employee stock purchase plan" under the provisions of Sections 421 and 423 of the Code. Under these provisions, a participant may become liable for federal income tax upon disposition of the shares acquired. The character of any gain or loss upon disposition will depend upon how long the shares have been held by the participant.

  There are no federal income tax consequences to the Company by reason of the issuance of the shares pursuant to the Purchase Plan. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income must be reported by a participant upon disposition of shares before the expiration of a two-year holding period. Participants are required to notify the Company of any disposition of shares acquired under the Purchase Plan within two years from the date of acquisition.

  The foregoing discussion is not a complete description of the federal income tax aspects of participation in the Purchase Plan. Furthermore, no information is given with respect to state or local taxes or foreign laws that may be applicable. Participants in the Purchase Plan should review applicable tax rules and regulations or consult a tax advisor.

STOCKHOLDER APPROVAL

  Approval of the Purchase Plan will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy at the Annual Meeting. If the stockholders fail to approve the Purchase Plan, the Purchase Plan will terminate and any rights to purchase shares granted under the Purchase Plan will be void and all contributed funds will be refunded to participating employees.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF
                               THE PURCHASE PLAN

IV. AUDITOR CONFIRMATION

  The Sylvan Board of Directors, pursuant to the recommendation of its Audit Committee, has selected Ernst & Young LLP, independent auditors, to examine and audit the financial statements of Sylvan for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as independent auditors of Sylvan since 1991. A partner of the firm will be present at the Annual Meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if he desires to do so.

  In 1996, Ernst & Young LLP performed various professional services for Sylvan. They included completion of the examination of 1995 financial statements for Sylvan, other review work of required filings with the SEC, preliminary work on the examination of fiscal year 1996 financial statements, preparation of corporate tax returns and other consultation with Sylvan personnel on accounting and related matters.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS SYLVAN'S INDEPENDENT AUDITORS.

V. OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters in accordance with their judgment as to the best interests of Sylvan.

                             STOCKHOLDER PROPOSALS

  Any stockholder proposals intended to be presented at Sylvan's 1998 Annual Meeting of Stockholders must have been received by Sylvan for inclusion in the proxy statement and form of proxy relating to the meeting not later than December 5, 1997.

                                 MISCELLANEOUS

  A copy of the Sylvan's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by writing Investor Relations, Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21202 or by telephoning (410) 843-8000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Douglas L. Becker
                                          Secretary

Baltimore, Maryland
June 7, 1997

                                                                      EXHIBIT A

                         SYLVAN LEARNING SYSTEMS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                            EFFECTIVE MARCH 1, 1997

  The purpose of this Plan is to provide eligible employees of Sylvan Learning Systems, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's Common Stock, $0.01 par value (the "Common Stock"). Fifty thousand (50,000) shares of Common Stock in the aggregate have been approved for this purpose.

  1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto will be final and conclusive.

  2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any offering of Options (as defined below) to purchase Common Stock under the Plan, provided that:

  (a) they have been employed by the Company or a Designated Subsidiary for six months; and

  (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Offering Period (as defined below).

  No employee may be granted an Option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

  3. Offerings.

  (a) Offering Period. Options granted pursuant to the Plan ("Offerings") may be exercised during an offering period which will begin on the first day on which national stock exchanges or the National Association of Securities Dealers Automated Quotation ("Nasdaq") system are open for trading ("Trading Day") on or after March 1 of each year (the "Offering Commencement Date") and will terminate on the last Trading Day of February in the following year (each such period referred to herein as an "Offering Period").

  (b) Special Offering Period. Notwithstanding the provisions of paragraph
(a), with respect to employees who first become eligible to participate in the Plan after the Offering Commencement Date but prior to the first Trading Day on or after September 1 of each year (the "Special Offering Commencement Date"), there shall be an offering period which will begin on the first Trading Day on or after September 1 of that year and will terminate on the last Trading Day of August of the following year (a "Special Offering Period"). With respect to any Special Offering Period, the term "Offering Commencement Date" shall mean the Special Offering Commencement Date and the term "Offering Period" shall mean the Special Offering Period.

  (c) The Board will have the power to change the duration of the Offering Period (including the commencement and termination date thereof) with respect to future Offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

  4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Benefits Specialist of the Company at least 14 days prior to the applicable Offering Period Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Offering Period. Unless an employee files a new form or withdraws from the Plan, the employee's deductions and purchases will continue at the same rate for future Offering Periods under the Plan as long as the Plan remains in effect.

  The term "Compensation" means an employee's total salary, pay or earned income from the Company, as reflected on Form W-2, which is subject to withholding under Code section 3401(a) when earned, plus salary reduction contributions under Code sections 125 and 401(k). Only amounts earned while the employee is eligible to participate will be considered "Compensation."

  5. Deductions.

  (a) The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering Period under this Plan, an eligible employee may authorize a payroll deduction in any whole number percentage up to a maximum of 10% of the Compensation he or she receives during the Offering Period or such shorter period during which deductions from payroll are made.

  (b) No employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Offering Period) for each calendar year in which the Option is outstanding at any time, as required by Code section 423.

  6. Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Offering Period by filing a new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during an Offering Period. If an employee elects to discontinue payroll deductions during an Offering Period, but does not elect to withdraw funds pursuant to Section 8 hereof, funds deducted prior to the election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

  7. Interest. Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

  8. Withdrawal of Funds. An employee may, on any one occasion during an Offering Period and for any reason, withdraw all or part of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the last day of the Offering Period. If the employee withdraws all of such balance, the employee will thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Offering Period. Any employee withdrawing all or part of such balance may participate in any subsequent Offering Period in accordance with terms and conditions established by the Board or the Committee.

  9. Purchase of Shares.

  (a) On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then eligible to participate in the Plan an option (an "Option") to purchase during the Offering Period such number of shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) $25,000 by (ii) the closing price (as defined in the next paragraph) of Common Stock on the Offering Commencement Date of such Offering Period. The Option may be exercised, at the election of the Participant, for any or all of the shares subject to the unexercised portion of the Option on the last Trading Day of any Offering Period (each an "Exercise Date"), subject to the limitations set forth in this Plan.

  (b) The Option Price for each share purchased pursuant to an Option during an Offering Period will be 85% of the closing price of the Common Stock on (i) the Offering Commencement Date of such Offering Period or (ii) the applicable Exercise Date, whichever closing price will be less. Such closing price will be (A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the Nasdaq National Market ("Nasdaq") or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (A) and (B) above will be the reported price for the next preceding day on which sales were made.

  (c) Each employee who continues to be a participant in the Plan on an Exercise Date will be deemed to have exercised his or her Option at the Option Price on such date and will be deemed to have purchased from the Company the number of shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number of shares for which the Option was granted and has not previously been exercised, determined in the manner set forth above).

  10. Issuance of Certificates. As soon as practicable following the end of each Offering Period, certificates representing shares of Common Stock purchased under the Plan on the Exercise Date for such Offering Period shall be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

  11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of an Offering Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of an Offering Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

  12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to such employee.

  13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

  14. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, will be increased proportionately, and such other adjustment will be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment will be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

  15. Merger.

  (a) If the Company at any time merges or consolidates with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option will be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee will take such steps in connection with such merger as the Board or the Committee deem necessary to assure that the provisions of this Section 15 will thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

  (b) In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option will be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be canceled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions will be paid out to the participating employees; or (iii) all outstanding Options may be canceled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation will be given to each holder of an Option, and each holder of an Option will have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date will not be less than 10 days preceding the effective date of such transaction.

  16. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423.

  17. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

  18. Effective Date, Term and Termination of the Plan. This Plan shall be effective March 1, 1997, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination.

  19. Governmental Regulations.

  (a) The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

  (b) The Plan will be governed by the laws of the State of Maryland except to the extent that such law is preempted by federal law.

  (c) The Plan is intended to comply with the provisions of Rule 16b-3(c) promulgated under the Exchange Act as a "tax conditioned stock purchase plan." Any provision inconsistent with such Rule will to that extent be inoperative and will not affect the validity of the Plan.

  20. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

  21. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or one year after the transfer of such share to the employee, so that the Company may take appropriate income tax deductions with respect to such transfer and otherwise comply with applicable federal, state and local income tax laws.

  22. Costs of Plan. The Company will pay all costs of administering the Plan, including the costs of brokerage fees, commissions and expenses, if any, for acquiring shares to be purchased under the Plan. All costs related to the employee's sale of shares acquired under the Plan will be borne by the employee.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                         SYLVAN LEARNING SYSTEMS, INC.
--------------------------------------------------------------------------------

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1996 Annual Report, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

        RECORD DATE SHARES:



1. Proposal to elect the following persons as directors for the class indicated, and until their successors are duly elected and qualified:

                                CLASS 1-3 YEARS
                   R. WILLIAM POLLOCK AND J. PHILLIP SAMPER

                                                    For All
                For             Withhold            Except
                [_]               [_]                 [_]

    If you wish to withhold your shares for any individual nominee, mark the "For All Except" box and strike a line through the nominee's name.


                                                  For  Withhold  Abstain
2.  Proposal to approve and ratify amendments
    to the 1993 Employee Stock Option which       [_]     [_]      [_]
    increase the number of shares authorized for award thereunder from 2,625,000 shares to 3,200,000 shares.

3.  Proposal to approve and ratify the            [_]     [_]      [_]
    adoption of the Sylvan Learning System,
    Inc.  Employee Stock Purchase Plan.

4.  Proposal to ratify the selection of           [_]     [_]      [_]
    Ernst & Young as the independent
    auditors of the Company for the fiscal
    year ending December 31, 1997.



Please be sure to sign and date this Proxy.    Date
--------------------------------------------------------------------------------


Stockholder sign here                   Co-owner sign here
--------------------------------------------------------------------------------


    Mark box at right if an address change                         [_]
    or comment has been noted on the
    reverse side of this card.

--------------------------------------------------------------------------------
DETACH CARD                                                          DETACH CARD


                         SYLVAN LEARNING SYSTEMS, INC.

Dear Stockholder,


Please take note of the important enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 30, 1997.

Thank you in advance for your prompt consideration of these matters.


Sincerely,


Douglas L. Becker
Secretary

                         SYLVAN LEARNING SYSTEMS, INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 30, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker, and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") held by the undersigned as of the close of business on June 2, 1997, at the Annual Meeting of Stockholders to be held at the offices of the Company at 1000 Lancaster Street, Baltimore, Maryland 21202, on Monday, June 30, 1997 at 9:30 a.m., local time, and at any adjournments or postponements thereof.

--------------------------------------------------------------------------------
         PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

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